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                                                                     Exhibit 4.1

Specimen Stock Certificate of Registrant

The face of the stock certificate has a border which is a continuous wavy pattern all the way around. In the upper left and right corner contain a different leaf pattern. In the center at the top is a drawing of an eagle. Below the eagle is the company name in logo fashion. The company loga, the eagle and the boarder are all in blue ink.

The following is the text which appears in black on the face of the stock certificate starting in the upper lefthand corner and moving left to right and down:

Common Stock Common Stock This certificate is transferable in the cities of San Francisco, California or New York, New York. See reverse for certain definitions and a statement as to the rights, preferences, privileges and restrictions of shares. Giga-tronics Incorporated Incorporated Under the Laws of the State of California This certifies that is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, NO PAR VALUE, OF GIGA-TRONICS INCORPORATED transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated:
President Secretary COUNTERSIGNED AND REGISTERED BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (SAN FRANCISCO) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED OFFICER.

The following is the text in black ink which appears on the reverse of the stock certificate starting in the upper lefthand corner and moving left to right and down:

GIGA-TRONICS INCORPORATED The Company is authorized to issue Common Stock and Preferred Stock. The Board of Directors of the Company has authority to fix the number of shares and the designation of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any unissued Preferred Stock. A statement of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of stock and upon the holders thereof as established, from time to time, by the Articles of Incorporation of the Company and by any certificate of determination, the number of shares constituting each class and series, and the designations thereof, may be obtained by the holder hereof upon request and without charge from the Transfer Agent of the Company at its offices in San Francisco, California or New York, New York. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM-as tenants in common UNIF GIFT MIN ACT-Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) TEN ENT-as tenants by the entireties JT TEN-as joint tenants with right of survivorship and not as tenants in common. Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the
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books of the within named Corporation with full power of substitution in the premises. Dated: NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.